Exhibit 99.1
Latch, Inc. (Now DOOR) Reports First Quarter 2026 Financial Results
Software Revenue Grows 19%, Net Loss Narrows 47%, and Cash Usage is $18.6 million Lower, Year-over-Year

St. Louis, Mo. – May 15, 2026 -- Latch, Inc., which operates as DOOR (“DOOR” or the “Company”), today reported financial and operating results for the first quarter ended March 31, 2026. The Company’s shares currently trade on the OTC Markets under the symbol, “LTCH,” and the Company's corporate name and ticker updates are expected at a later date.
First Quarter 2026 Highlights
●Software revenue increased by 19.1% year-over-year to $6.1 million, driven by continued subscription growth on the DOOR platform.
●Total revenue was $15.7 million, essentially flat year-over-year, as software and hardware growth offset a reduction in services activity.
●Operating expenses decreased by 25.6% year-over-year to $13.8 million, reflecting disciplined expense management.
●Net loss narrowed by 47.2% year-over-year to $(5.9) million.
●Adjusted EBITDA loss (non-GAAP) narrowed by 45.7% year-over-year to $(3.9) million.
"Our first quarter performance reflects continued execution against the strategic priorities driving DOOR forward," said David Lillis, Chief Executive Officer of DOOR. "We believe the multifamily industry is shifting toward integrated, software-driven building systems, and we believe demand is increasing for scalable platforms capable of improving operating efficiency, reducing costs, streamlining portfolio management, and enhancing resident experiences. DOOR's combination of cloud-based access control, software, connected infrastructure, and automation positions us to capitalize on these long-term trends. We remain focused on three priorities for the remainder of 2026: continued revenue growth by adding new buildings to the DOOR ecosystem, disciplined expense management as legacy costs normalize, and ongoing progress toward profitability and operating cash flow improvement."
"We narrowed our Adjusted EBITDA loss by approximately $3.3 million and reduced cash usage by $18.6 million compared to the first quarter of 2025, reflecting continued progress toward a more efficient and scalable operating model," added Jeff Mayfield, Chief Financial Officer. "We also recently refinanced our debt through a new revolving credit facility with Truist Bank on improved economic terms, further strengthening our near-term liquidity position. We ended the quarter with $28.5 million in cash and investments, and $25.0 million in net inventory, which we believe provides the resources to support execution of our 2026 plan."

Key Business Metrics
The Company's key business metrics are as follows for the periods presented (unaudited, in thousands):

	Three Months Ended March 31,
	2026	2025	YoY Change (%)
GAAP(1) Measures:
Software revenue	$6,143	$5,159	19.1%
Total revenue	$15,702	$15,774	(0.5%)
Net loss	$(5,938)	$(11,250)	(47.2%)
Non-GAAP Measure:
Adjusted EBITDA(2)	$(3,947)	$(7,266)	(45.7%)

(1)Generally accepted accounting principles in the United States of America.
(2)Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for the definition, limitations, and reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure.
First Quarter 2026 Results Summary
DOOR's first quarter of 2026 reflected continued progress against its strategy to drive software-led growth and higher margins on hardware while improving operational efficiency. Total revenue was $15.7 million, relatively flat year-over-year, as growth in software and hardware helped offset lower professional services activity. Software revenue increased 19.1% to $6.1 million, reflecting continued subscription growth as a result of expanding adoption of the Company’s platform solutions. Hardware revenue also grew 7.9% to $4.4 million on higher unit shipments. While professional services revenue declined 20.9% to $5.2 million primarily due to lower installation activity, the shift in revenue mix and improved hardware margins contributed to margin expansion.
The Company improved operating efficiency during the quarter. Gross profit increased $0.7 million year-over-year to $8.2 million, with gross margin expanding to 52.3% from 47.4% in the first quarter 2025, driven by operational efficiencies in professional services and a more favorable product mix. Operating expenses declined 25.6% to $13.8 million as DOOR continued to streamline its cost structure and reduce overlapping engineering and corporate expenses. As a result, net loss narrowed 47.2% year-over-year to $5.9 million, while Adjusted EBITDA loss narrowed 45.7% to $3.9 million. These results reflect continued execution against the Company’s profitability initiatives and reinforce management’s focus on building a more efficient, scalable business positioned for long-term growth.
First Quarter 2026 Cash Position Update
As of March 31, 2026, DOOR’s total, unaudited cash and cash equivalents and available-for-sale securities were approximately $28.5 million(1) and decreased by approximately $6.1 million from

(1)    As of March 31, 2026, DOOR also has current and non-current liabilities including, but not limited to, a term loan that matures on July 15, 2029 with $4.3 million of principal outstanding, deferred revenue, accrued liabilities, accounts payable, and litigation reserves.

the amount of cash and cash equivalents and available-for-sale securities as of December 31, 2025. This represents an approximate $18.6 million improvement year-over-year as compared to a decrease in cash and cash equivalents and available-for-sale securities of approximately $24.7 million from December 31, 2024 to March 31, 2025. This improvement was primarily due to (i) a reduction in litigation, untimely audit, and restructuring fees, and (ii) ongoing operational efficiencies. The opening and closing balances of cash and cash equivalents and available-for-sale securities is as follows for the periods presented (unaudited, in millions):

	Three Months Ended March 31			Quarterly Change
	2026	2025
Balance at beginning of quarter	$34.6	$75.4
Balance at end of quarter	28.5	50.7	(1)
Cash used(2)	$(6.1)	$(24.7)		$18.6

Cash used for Litigation, Untimely Audit, and Restructuring Fees(3)	$(0.3)	$(11.3)		$11.0

(1)As reported in the in the Company's Form 10-Q for the period ended March 31, 2025, the Company's cash and cash equivalents was $58.7 million and the Company's available-for-sale securities was $6.0 million, resulting in a total of cash and cash equivalents and available-for-sale securities of $64.7 million as of the end of that period. The $50.7 million value included in this table excludes $14.0 million of cash required to settle investment securities that were purchased during the period ended March 31, 2025, as the corresponding funds were deducted from the Company’s accounts within the first few days in the following period.
(2)Represents the change in value of cash and cash equivalents and available-for-sale securities from the end of the prior quarter.
(3)Includes fees and settlements actually paid within the applicable periods related to stockholder litigation and the pending SEC investigation, professional service fees in connection with preparation of our 2023 SEC reports, and restructuring costs. Amounts in this row do not necessarily reflect all of such expenses, settlements, and fees recognized in the relevant periods as reported in the Company's Form 10-Q for the periods ended March 31, 2026 and March 31, 2025, respectively.
First quarter cash usage may not be indicative of ongoing quarterly cash usage, as annual upfront payments, the timing of inventory purchases, and collections activity can create variability between quarters. Management remains focused on its goal of reducing cash usage going forward.
Debt Refinance
On May 11, 2026, the Company entered into a new $5.0 million revolving credit facility with Truist Bank, maturing in May 2028. Borrowings under the facility bear interest at a variable rate based on one-month term Secured Overnight Financing Rate plus 1.75% and are secured by certain cash deposit accounts of the Company. In connection with entering into the new facility, the Company repaid and terminated its existing loan agreement with Customers Bank. The Company expects the refinancing to reduce cash used for debt service by approximately $0.9 million for 2026.
Additional Information Available on Our Website
The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2026, which will be posted on the “Financials and SEC Filings” section of the Company's investor relations website at DOOR.com, when it is filed with the Securities and Exchange Commission (the "SEC"). Information contained on, or accessible through, the Company's website is not incorporated by reference into this press release.
Information Regarding Key Business Metrics
DOOR reviews the key business metrics and other measures presented in this release to measure its performance, identify trends affecting its business, formulate business plans, and make strategic decisions that may impact the future operating results of the Company. For definitions and discussions of key business metrics, see the Company's most recent Annual Report on 10-K.
Increases or decreases in the Company’s key business metrics and other measures may not correspond with increases or decreases in its revenue. The limitations these measure have as analytical tools include: (1) they are not necessarily indicative of the Company’s future financial results and (2) other companies, including companies in DOOR’s industry, may calculate key business metrics or similarly titled measures differently, which reduces their usefulness as comparative measures.
Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this press release Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.
We define Adjusted EBITDA as our net loss, excluding the impact of the following items, if applicable: (i) depreciation and amortization expense, (ii) net interest income or expense, (iii) provision for income taxes, (iv) change in fair value of warrant liability, trading securities, or derivative instruments, (v) restructuring costs, (vi) transaction-related costs, (vii) impairment of assets, (viii) non-ordinary course legal fees and settlement reserves, (ix) stock-based compensation expense and (x) gain or loss on extinguishment of debt. The most directly comparable GAAP measure is net loss. We believe excluding the impact of these items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor, and have presented in this press release, Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net loss. Accordingly, we believe Adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.
Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of

Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.
In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. The following table reconciles Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands):

	Three Months Ended March 31,
	2026	2025
Net loss	$(5,938)	$(11,250)
Depreciation and amortization	1,007	1,522
Interest expense, net(1)	323	253
Change in fair value of warrant liability	37	37
Restructuring costs	—	(58)
Non-ordinary course legal fees and settlement reserves(2)	470	1,979
Stock-based compensation expense	154	251
Adjusted EBITDA	$(3,947)	$(7,266)

(1)As a result of significant discounts provided to our customers on certain long-term software contracts paid in advance, we determined that there is a significant financing component related to the time value of money and have therefore broken out the interest component and recorded it as a discount in interest expense, net on the accompanying Condensed Consolidated Statements of Operations and Comprehensive Loss. Interest expense, net includes interest expense associated with the significant financing component of $0.5 million and $0.7 million for the three months ended March 31, 2026 and 2025, respectively.
(2)The amounts primarily represent legal fees related to stockholder lawsuits and the SEC’s ongoing investigation into issues related to our key performance indicators and revenue recognition practices. While we are involved in various litigation and legal disputes in the ordinary course of our business, we believe the non-ordinary course legal fees and settlement reserves included in our calculation of Adjusted EBITDA do not represent normal operating expenses. These costs are included within general and administrative on the accompanying Condensed Consolidated Statements of Operations and Comprehensive Loss.

About DOOR
DOOR is a Building Intelligence company redefining how buildings operate. By combining hardware, intuitive software, and automated services into one streamlined system, DOOR helps properties think ahead, reduce overhead, and quietly improve life inside. Headquartered in St. Louis, Missouri, DOOR supports owners, operators, and residents across residential portfolios and purpose-built communities.
Visit www.door.com for more information.
Media Contact:
press@door.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "would," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s cash expenditures, cash flows, revenues, and other financial or operational results, the Company’s business plans, the Company’s name and branding, and the Company’s application for its securities to trade on any particular market or national securities exchange or under any particular stock ticker. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including: the Company's ability to implement its business plans and achieve revenue forecasts; changes in the Company’s plans; unexpected delays, difficulties, or expenditures; and other factors outside of the Company’s control. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of the Company's most recent Annual Report on Form 10-K, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.
###

Latch, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss (unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025

Revenue
Hardware	$4,357	$4,037
Software	6,143	5,159
Professional services	5,202	6,578
Total revenue	15,702	15,774
Cost of revenue(1)
Hardware	3,218	3,303
Software	531	551
Professional services	3,734	4,441
Total cost of revenue	7,483	8,295
Operating expenses
Research and development	3,793	5,633
Sales and marketing	4,272	3,577
General and administrative	4,691	7,771
Depreciation and amortization	1,007	1,522
Total operating expenses	13,763	18,503
Loss from operations	(5,544)	(11,024)
Other expense, net
Interest expense, net	(323)	(253)
Change in fair value of warrant liability	(37)	(37)
Other (expense) income, net	(34)	64
Total other expense, net	(394)	(226)
Loss before income taxes	(5,938)	(11,250)
Provision for income taxes	—	—
Net loss	$(5,938)	$(11,250)
Other comprehensive income (loss)
Unrealized gain (loss) on available-for-sale securities	(3)	(14)
Foreign currency translation adjustment	33	4
Comprehensive loss	$(5,908)	$(11,260)
Net loss per common share:
Basic and diluted net loss per common share	$(0.04)	$(0.07)
Weighted average shares outstanding:
Basic and diluted	160,658,450	160,272,142

(1)Exclusive of depreciation and amortization shown in operating expenses.
Addendum to Latch, Inc. First Quarter 2026 Earnings Release
1

Latch, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share amounts)

	March 31, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$27,945	$34,620
Available-for-sale securities	576	—
Accounts receivable, net	5,903	7,960
Inventories, net current	12,708	15,258
Prepaid expenses and other current assets	10,526	7,098
Total current assets	57,658	64,936
Property and equipment, net	800	835
Internally-developed software, net	8,320	8,382
Inventories, net non-current	12,266	12,080
Goodwill	13,605	13,605
Intangible assets, net	2,211	2,297
Other non-current assets	4,511	4,667
Total assets	$99,371	$106,802
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,901	$4,447
Current portion of long-term debt	1,314	1,314
Accrued expenses	10,171	10,458
Deferred revenue, current	10,912	11,237
Other current liabilities	782	790
Total current liabilities	28,080	28,246
Deferred revenue, non-current	13,955	15,138
Long-term debt	3,007	3,330
Other non-current liabilities	2,071	2,077
Total liabilities	47,113	48,791
Stockholders' equity
Common stock - $0.0001 par value, 1,000,000,000 shares authorized	19	19
Treasury stock	(1)	(1)
Additional paid-in capital	770,578	770,423
Accumulated other comprehensive income	69	39
Accumulated deficit	(718,407)	(712,469)
Total stockholders’ equity	52,258	58,011
Total liabilities and stockholders’ equity	$99,371	$106,802

Addendum to Latch, Inc. First Quarter 2026 Earnings Release
2

Latch, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025

Operating activities
Net loss	$(5,938)	$(11,250)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	1,007	1,522
Non-cash interest income	(4)	(74)
Change in fair value of warrant liability	37	37
Change in unrealized loss on marketable securities	(3)	(12)
Provision for expected credit losses, net of recoveries	(22)	38
Provision for credit losses on contract assets	(3)	(9)
Stock-based compensation expense	154	251
Changes in assets and liabilities (excluding effects of acquisitions)
Accounts receivable	2,079	(2,698)
Inventories, net	2,364	(3,009)
Prepaid expenses and other current assets	(3,416)	15,534
Other non-current assets	(23)	610
Accounts payable	449	(1,766)
Accrued expenses	(275)	(6,495)
Other current liabilities	(8)	(2,344)
Other non-current liabilities	(33)	(446)
Deferred revenue	(1,508)	(26)
Net cash used in operating activities	(5,143)	(10,137)
Investing activities
Purchase of available-for-sale securities	(572)	(4,255)
Proceeds from sales and maturities of available-for-sale securities	—	3,562
Capitalized internally-developed software	(823)	(242)
Net cash used in investing activities	(1,395)	(935)
Financing activities
Repayment of term loan	(333)	(223)
Net cash used in financing activities	(333)	(223)
Effect of exchange rate on cash	196	(191)
Net change in cash and cash equivalents	(6,675)	(11,486)
Cash and cash equivalents
Beginning of period	34,620	70,203
End of period	$27,945	$58,717
Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation to internally developed software	$1	$(4)
Addendum to Latch, Inc. First Quarter 2026 Earnings Release
3